Exhibit 10.17

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (“Second Amendment”) is made and entered into April 13, 2017, by and between Santa Clara, LLC, a California limited liability company (“Landlord”) and Psyop Media Company, LLC, a Delaware limited liability company (“Tenant”), successor in interest to PSYOP, Inc., a New York corporation.

RECITALS

A. The Tenant has exercised its Option to Extend the Lease Term for a period of Five (5) years on the terms and conditions hereinafter provided.

AMENDMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning provided for such terms in the Lease, as amended by the First Amendment.

2. Minimum Rent During Option Period. The adjusted FMV minimum rent during the Option Term shall be as follows:

Period	Minimum Rent Per Month	Parking Per Month	Total Per Month
January 1, 2018 – December 31, 2018	$75,000.00	$2,400.00	$77,400.00
January 1, 2019 – December 31, 2019	$77,250.00	$2,400.00	$79,650.00
January 1, 2020 – December 31, 2020	$79,567.50	$2,400.00	$81,967.50
January 1, 2021 – December 31, 2021	$81,954.52	$2,400.00	$84,354.52
January 1, 20221 – December 31, 2022	$84,413.16	$2,400.00	$86,813.16

3. Estoppel Provision. As additional consideration for this Second Amendment, Tenant hereby certifies that, as of the date hereof,

(a) The Lease, as amended, is in full force and effect;

(b) Tenant is in possession of the demised premises;

(c) There are no uncured defaults on the part of the Landlord under the Lease, as amended;

(d) There are no existing defenses or offsets which the Tenant has against the enforcement of the Lease, as amended, by Landlord.

4. No Other Modifications. Except as modified by this Second Amendment, the Lease as amended by the First Amendment, remains in full force and effect.

5. Miscellaneous. This Second Amendment shall bind and shall inure to the benefit of the successors and assigns of the parties hereto. This document may be executed in counterparts with the same force and effect as if the parties have executed one instrument, that each such counterpart shall constitute an original hereof. No provision of this Second Amendment that is held to be inoperative, unenforceable or invalid shall affect the remaining the provisions hereof and to this end, all provisions hereof are hereby declared to be severable. This Second Amendment shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Second Amendment effective the date first above written.

LANDLORD		TENANT

Santa Clara, LLC, a California limited liability company		Psyop Media Company, LLC, a Delaware limited liability company

By:	/s/ Nely Galan	By:	/s/ Thomas Boyle
Name:	Nely Galan	Name:	Thomas Boyle
Its:	Manager	Its:	Chief Financial Officer

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